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                                                                    EXHIBIT 23.2

                         Consent of Independent Auditors



We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1995 Long-Term Incentive and Stock Option Plan of Stockwalk.com Group, Inc. of our report dated May 3, 2000, except for Note 12, as to which the date is June 7, 2000 with respect to the consolidated financial statements and schedules of Stockwalk.com Group, Inc. included in the Annual Report (Form 10-K) for the year ended March 31, 2000, filed with the Securities and Exchange Commission.



/s/  Ernst & Young LLP
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Minneapolis, Minnesota
November 30, 2000


                                 Exhibit 23.2-1